WAIVER, AMENDMENT AND EXCHANGE AGREEMENT

THIS WAIVER, AMENDMENT AND EXCHANGE AGREEMENT (the “ Agreement”), dated as of June 19, 2009, is entered into by and among Wizzard Software Corporation, a Colorado corporation (the “ Company”), and the persons identified as “Holders” on the signature pages hereto (the “ Holders”).  Defined terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement (as defined below).

WHEREAS, pursuant to that certain Securities Purchase Agreement, dated June 29, 2007 (the “ Purchase Agreement”), among the Company, the Holders and the other investors signatory thereto,  the Company issued the investors thereunder shares of Series A 7% Convertible Preferred Stock (the “ Preferred Stock”) and warrants exercisable for shares of Common Stock (the “Warrants”); and

WHEREAS, the Company has requested that the Holders of the Preferred Stock waive their right to an anti-dilution adjustment in connection with a proposed financing transaction;

WHEREAS, in consideration of the Holders’ waiver of such anti-dilution adjustment, the Company and the Holders have agreed to exchange the Warrants for shares of Common Stock, and amend certain provisions of the Transaction Documents pursuant to the terms hereunder.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Holder hereby agrees as follows:

1.

Amendments and other Agreements.

(a)

Reduction of Exercise Price and Immediate Cashless Exercise of Warrants.  In consideration of the Holders’ waiver of the anti-dilution adjustment of their Preferred Stock as discussed in Section 1(b) below, the parties hereby agree:  (i) pursuant to Section 5(l) of the Warrant, to amend Section 2(c) of the Warrant to add the following sentence at the end thereof: “In addition, the Holder may exercise this Warrant on a cashless basis pursuant to the terms of that certain Waiver, Amendment and Exchange Agreement, dated June 19, 2009, between the Holder and the Company”; and (ii) to allow an immediate cashless exercise of the Warrants pursuant to the amended Section 2(c) such that the Company shall issue to each Holder, for no cash or other consideration, shares of Common Stock, in the individual amounts set forth on Annex Ahereto (the “Exchange Shares”).  Such Exchange Shares shall be issued without any legends or restrictions, electronically, pursuant to the DTC instructions included on the Holder’s signature page hereto, within 3 Trading Days from the date hereof.  For clarity, the Purchase Agreement and all Transaction Documents thereunder are hereby amended so that the term “Securities” includes the Exchange Shares.  Each Holder acknowledges and agrees that upon the issuance and acceptance of the Exchange Shares pursuant to this Section, the original certificate evidencing its Warrants will be deemed cancelled.

(b)

Amendments to the Purchase Agreement.  The following new clause is added as clause (d) to the definition of “Exempt Issuance” in the Purchase Agreement and the Certificate of Designation:  “(d) shares of Common Stock issued in exchange for certain Warrants issued hereunder in accordance with the terms of that certain waiver, amendment and exchange agreement dated June 19, 2009, among the Company and the investors signatory thereto and (e) up to $5,000,000 of Common Stock in a registered direct offering off of the Company’s registration statement number 333-158996, provided such issuance occurs on or before October 17, 2009.”

2.

Representations and Warranties. The Company hereby makes to the Holders the following representations and warranties:

(a)

Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith.  This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)

No Conflicts.  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing a Company or Subsidiary debt or otherwise) or other material understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations and Trading Market rules and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(c)

Issuance of the Exchange Shares.  The Exchange Shares are duly authorized and, upon the execution of this Agreement by the Holders will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens.  The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Exchange Shares.

(d)

Equal Consideration.  No consideration has been offered or paid to any person to amend or consent to a waiver, modification, forbearance or otherwise of any provision of any of the Transaction Documents.

(e)

Survival and Bring Down.  All of the Company’s warranties and representations contained in this Agreement shall survive the execution, delivery and acceptance of this Agreement by the parties hereto.  Except as set forth on Annex Battached hereto, the  Company expressly reaffirms that each of the representations and warranties set forth in the Purchase Agreement continue to be true, accurate and complete, and the Company hereby remake and incorporate herein by reference each such representation and warranty as though made on the date of this Agreement.

(f)

Resale Registration.  Pursuant to the Registration Statement on Form SB-2, File No. 333-144886, the Exchange Shares are being issued without restrictive legend predicated on the Holder’s obligations under Section 4.1(e) of the Purchase Agreement to comply with the prospectus delivery requirements.  Within one (1) Trading Day of the date hereof, the Company shall have filed a prospectus supplement to such registration statement disclosing the reduction in the Warrant Exercise Price pursuant to Section 1(a) of this Agreement and take any other action necessary to permit the immediate resale of the Exchange Shares by the Holder pursuant to such registration statement until such time that either the Holder no longer holds any Exchange Shares or such Exchange Shares may be resold pursuant to Rule 144 without volume or manner restrictions as determined by the issuance of a legal opinion for the benefit of the Holder in respect of the eligibility to resell the Exchange Shares pursuant to Rule 144.  Except as specifically set forth herein, the terms of the Registration Rights Agreement shall govern the right of the Holder with respect to the Exchange Shares.

3.

Miscellaneous.

(a)

The foregoing waivers and amendments shall not be effective unless and until Holders representing at least 85% in interest of the currently outstanding Securities shall have agreed to the terms and conditions hereunder.  In addition, the respective obligations, amendments, agreements and waivers of the Holders hereunder are subject to the following conditions being met: (a) the accuracy in all material respects of the representations and warranties of the Company contained herein (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) and (b) the performance by the Company of all if its obligations, covenants and agreements required to be performed hereunder.  Except as expressly set forth above, all of the terms and conditions of the Transaction Documents shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein.  The Company shall, within 1 Trading Days of the date hereof, file a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby, and shall attach this Agreement (the “ 8-K Filing”).  From and after the filing of the 8-K Filing with the Commission, the Holder shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing.  The Company shall consult with the Holders in issuing any other press releases with respect to the transactions contemplated hereby.

 (b)

This Agreement may be executed in two or more counterparts and by facsimile signature or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.

(c)

The Company has elected to provide all Holders with the same terms and form of agreement for the convenience of the Company and not because it was required or requested to do so by the Holders.  The obligations of each Holder under this Agreement, and any Transaction Document are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance or non-performance of the obligations of any other Holder under this Agreement or any Transaction Document.  Nothing contained herein or in any Transaction Document, and no action taken by any Holder pursuant thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or the Transaction Documents.  Each Holder shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.  Each Holder has been represented by its own separate legal counsel in their review and negotiation of this Agreement and the Transaction Documents.

(d)

Except for $5,000 for the legal fees and expenses of Enable Capital Management, which shall be paid by the Company on or before the date hereof, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Exchange Shares.

(e)

If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

**********************

IN WITNESS WHEREOF, this Agreement is executed as of the date first set forth above.

WIZZARD SOFTWARE CORPORATION

By: /s/ Christopher J. Spencer

Name:  Christopher J. Spencer

Title: President

[signature page(s) of Holders to follow]

COUNTERPART SIGNATURE PAGE OF HOLDER TO

WAIVER, AMENDMENT AND EXCHANGE AGREEMENT

AMONG WIZZARD SOFTWARE CORPORATION. AND

THE HOLDERS THEREUNDER

Name of Holder:

Enable Growth Partners LP

Enable Opportunity Partners LP

Pierce Diversified Strategy Master Fund

      LLC, ena

By:   /s/ Brendan O’Neil

Name:  Brendan O’Neil

Title:  President & CIO

DTC Instructions: ________________________

______________________________________

ANNEX A

No. of

No. of

Holder

Warrants Exchanged

Shares Received

 Enable Growth Partners LP

 1,036,585

1,036,585

 Enable Opportunity Partners LP

    121,951

   121,951

 Pierce Diversified Strategy Master, Ena

      60,976

     60,976

Total                                                                                      1,219,512

1,219,512